FOR IMMEDIATE RELEASE NEWS

November 13, 2006 OTCBB: LFLT

LIFELINE THERAPEUTICS, INC. TO RESTATE FINANCIALS
TO REFLECT INVESTMENT IN PATENTS AND OTHER ITEMS

DENVER, Colorado – Lifeline Therapeutics, Inc. (OTCBB: LFLT), maker of Protandim®, today announced that it intends to restate certain of its previously filed financial statements to reflect changes to investments in patents and goodwill. As previously reported in the Company’s earnings announcement of August 22, 2006 and Form 10-KSB for the fiscal year ended June 30, 2006 filed September 27, 2006, the Company has been in discussions with the Securities and Exchange Commission Staff on resolution of accounting issues in connection with the Staff’s review of the Company’s pending registration statement on Form SB-2. As a result of these discussions, the Company and its auditors have determined that it is appropriate to restate the Company’s financial statements for the fiscal years ended June 30, 2006 and 2005, that are included in the Form 10-KSB, in connection with the Company’s acquisition of a 19% ownership position in Lifeline Nutraceuticals Corporation (LNC) in March 2005 in the following respects:

A. The acquisition cost of 1,000,000 shares of the Company’s Series A Common

Stock, previously valued at $5,310,000, should be recorded at $2,000,000.

B. The purpose of the acquisition being to secure control of the Intellectual

Property underlying Protandim®, the acquisition cost should be recorded as

Patent Costs investment instead of Goodwill.

C.	The Goodwill resulting from the transaction should be recorded at $0.

These non-cash adjustments will be reflected in the Company’s Form 10-QSB filing for the first quarter of fiscal 2007 due November 14, 2006, as well as an amended Form 10-KSB for the fiscal year ended June 30, 2006.

“Lifeline’s goal since my arrival in January 2006 has been to clarify and resolve points at issue with the Securities and Exchange Commission and to cause the Form SB-2 registration statement to be declared effective at the earliest practicable date”, said Gerald J. Houston, Chief Financial Officer of Lifeline. “As we have disclosed in our Form 10-QSB and Form 10-KSB filings, we have been actively engaged in discussions with SEC Staff on a variety of issues. We feel that these restatements clarify the purpose and accounting for the purchase of LNC and move us forward in the registration process.”

About Protandim®

Protandim® is a patent-pending dietary supplement that increases the body’s natural antioxidant protection by inducing two protective enzymes, superoxide dismustase (SOD) and catalase (CAT). These naturally occurring enzymes simply become overwhelmed by free radicals as we get older. Oxidative stress (cell damage caused by free radicals) occurs as a person ages, when subjected to environmental stresses or as an associated factor in certain illnesses. TBARS are laboratory markers for oxidative stress in the body. Data from a peer-reviewed, published scientific study in men and women, sponsored by Lifeline, show that after 30 days of taking Protandim®, the level of circulating TBARS decreased an average of 40 percent, with this decrease shown to be maintained at 120 days. Protandim® strengthens a person’s defenses against oxidative stress by increasing the body’s natural antioxidant enzymes. For more information, please visit the Protandim® product web site at www.protandim.com.

About Lifeline Therapeutics, Inc.

Lifeline Therapeutics, Inc. markets Protandim®. Lifeline Therapeutics is committed to helping people achieve health and wellness for life. For more information, please visit the Company’s web site at www.lifelinetherapeutics.com.

Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, applicable common law and Securities and Exchange Commission rules. The Company uses the words “anticipate,” “believe,” “could,” “should,” “estimate,” “expect,” “intend,” “may,” “predict,” “project,” “plan,” “target” and similar terms and phrases, including references to assumptions, to identify forward-looking statements. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties are difficult to predict accurately and may be beyond the control of the Company. The following factors are among those that may cause actual results to differ materially from our forward-looking statements:  unanticipated delays in completing the process of our restatement of historical financial statements and related audits, including delays in or restrictions on our ability to access the capital markets or other adverse effects to our business and financial position; the Company’s ability to protect our intellectual property rights and the value of our product; and the illiquidity of our common stock. These and other additional risk factors and uncertainties are discussed in greater detail in the Company’s Annual Report on Form 10-KSB under the caption “Risk Factors”, and in other documents filed the Company from time to time with the Securities and Exchange Commission. Forward-looking statements made by the Company in this news release or elsewhere speak only as of the date made. New uncertainties and risks come up from time to time, and it is impossible for the Company to predict these events or how they may affect the Company. The Company has no duty to, and does not intend to, update or revise the forward-looking statements in this news release after the date it is issued. In light of these risks and uncertainties, investors should keep in mind that the results, events or developments disclosed in any forward-looking statement made in this news release may not occur.

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CONTACTS:

Lifeline Therapeutics, Inc. Stephen K. Onody, CEO Gerald J. Houston, CFO	Telephone: 720-488-1711 Fax: 303-565-8700